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                                                                      Exhibit 11


                  Western Pennsylvania Adventure Capital Fund
              Schedule of Computation of Earnings Per Common Share
                                For the Periods



                                                       May 23, 1996
                              January 1, 1997      (Date of Inception)
                                 through                 through
                             December 31, 1997      December 31, 1996
                             -----------------      -----------------
Net income (Loss)               $   16,588               $   (106)
                                ==========               ========

Weighted Average Number
of Common Shares Outstanding     1,218,376                250,000
                                ==========               ========

Earnings per Common Share       $     0.01               $   0.00
                                ==========               ========